Mississippi Operations

Audited Financial Statements

As of and For the Year Ended December 31, 2024

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of

Greenidge Mississippi LLC

Opinion on the Carve-Out Financial Statements

We have audited the accompanying carve-out balance sheet of Mississippi Operations (the “Company”) as of December 31, 2024, and the related statements of operations, changes in equity, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Bitcoin Mining Revenue

As disclosed in Note 1 to the financial statements, the Company accounts for revenue in accordance with Topic 606, Revenue from Contracts with Customers. The Company provides hash calculations to a third-party operated mining pool and in exchange for providing the service, the Company earns non-cash consideration in the form of Bitcoin based on the Full-Pay-Per-Share (“FPPS”) payout method set forth by the mining pool operator. The sum of the block reward and transaction fees earned by the Company is reduced by mining pool fees charged by the mining pool operator. During the year ended December 31, 2024, the Company recognized net bitcoin mining revenue of approximately $1.2 million.

We identified the auditing of Bitcoin mining revenue as a critical audit matter due to the nature and extent of audit effort required to perform audit procedures over the Company’s hash calculation service provided to the mining pool operator, the associated contractual payouts including the blockchain contractual inputs, the Company’s valuation of bitcoin received from the mining pool operator and evaluating the results of those procedures.

The primary procedures we performed to address this critical audit matter included the following:

•
We independently confirmed with the mining pool operator the significant contractual terms utilized in the determination of mining revenue, total mining rewards earned by the Company, and the digital asset wallet addresses in which the rewards are deposited.

•
Using the digital asset wallet addresses confirmed by the mining pool operator, we reconciled the mining revenue earned from and paid by the mining pool operator against on-chain transactions independently obtained from the blockchain.

•
We evaluated the reasonableness of the prices utilized by the Company to value bitcoin by obtaining independent bitcoin prices and comparing those to the prices used by the Company.

•
We recalculated the Company’s recorded mining revenue per the calculation prescribed in the FPPS payout method, based on the hash calculation service provided to the mining pool operator, using independently obtained blockchain contractual inputs and independent bitcoin prices.

•
We undertook an analytical review of total bitcoin mining revenue expected to be recognized by the Company by assessing the total hash rate contributed onto the network by the Company against total block rewards and transaction fees issued over the year.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company's auditor since 2025.

Houston, Texas

November 28, 2025

MISSISSIPPI OPERATIONS

BALANCE SHEET

December 31,
2024

Assets
Cash and cash equivalents	$3,990
Short term deposits	317,404
Current assets	321,394

Fixed assets, net (Note 2)	5,324,605
Long-term assets	5,324,605
Total assets	$5,645,999

Liabilities and Equity
Accounts payable and accrued expenses	296,866
Due to related parties (Note 4)	6,467,046
Total current liabilities	6,763,912
Total liabilities	6,763,912

Equity
Accumulated deficit	(1,117,913)
Total equity	(1,117,913)
Total liabilities and equity	$5,645,999

The accompanying notes are an integral part of these financial statements.

MISSISSIPPI OPERATIONS

STATEMENT OF OPERATIONS

Year Ended
December 31, 2024
Revenues:
Digital mining revenues	$1,225,789
Total revenues	1,225,789
Operating costs and expenses:
Digital mining cost of revenues (exclusive of depreciation shown below)	1,083,838
Depreciation	858,448
Selling, general and administrative	401,416
Total operating costs and expenses	2,343,702
Operating loss	(1,117,913)
Loss before income taxes	(1,117,913)
Income tax expense	-
Net loss	$(1,117,913)

The accompanying notes are an integral part of these financial statements.

MISSISSIPPI OPERATIONS

STATEMENT OF CASH FLOWS

Year Ended
December 31, 2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,117,913)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation	858,448
Revenues from digital assets production received by parent	(1,225,789)
Change in operating assets and liabilities:
Due to related parties	7,692,835
Prepaids and other assets	(317,404)
Accounts payable and accrued expenses	296,866
Net cash provided by operating activities	6,187,043

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of fixed assets paid by related parties	(6,183,053)
Net cash used in investing activities	(6,183,053)

NET INCREASE IN CASH	3,990
CASH - BEGINNING OF PERIOD	-
CASH - END OF PERIOD	$3,990

SUPPLEMENTAL DISCLOSURES OF CASHFLOW INFORMATION
Cash paid for taxes	$-
Cash paid for interest	$-

The accompanying notes are an integral part of these financial statements.

MISSISSIPPI OPERATIONS

STATEMENT OF CHANGES IN EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2024

	Accumulated Deficit	Total

Balance at December 31, 2023	$-	$-
Net loss	(1,117,913)	(1,117,913)
Balance at December 31, 2024	$(1,117,913)	$(1,117,913)

The accompanying notes are an integral part of these financial statements

MISSISSIPPI OPERATIONS

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2024

Note 1. Summary of Significant Accounting Policies

Nature of Operations

Mississippi Operations (“we”, “our”, or the “Company”) is comprised of certain assets and liabilities that were formerly owned by Greenidge Mississippi LLC, a legal subsidiary of Greenidge Generation Holdings LLC (“Parent”). In April 2024, Parent purchased 12 acres of land in Columbus, Mississippi which provided the Company with access to 11 MW of power capacity. In the second quarter of 2024, the Company deployed 7 MW of miners for use in our cryptocurrency mining business whereby the Company deploys our computing power to mine Bitcoin on the Bitcoin network.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates include long-lived asset impairment and the realization of deferred tax assets. Our estimates may change, however, as new events occur and additional information is obtained, and any such changes will be recognized in the financial statements.

Basis of Presentation

The Company has historically operated as part of Parent and not as a standalone company. The accompanying carve-out financial statements represent the historical operations of Parent’s Mississippi mining facility and have been derived from Parent’s historical accounting records. The carve-out financial statements are prepared in conformity with generally accepted accounting principles in the United States (“GAAP”). All revenues and costs as well as assets and liabilities directly associated with the business activity of the Company are included in the financial statements. The financial statements also include allocations of certain general and administrative expenses and cost of sales from Parent. However, amounts recognized by the Company are not necessarily representative of the amounts that would have been reflected in the financial statements had the Company operated independently of Parent.

Although the Company was not cash flow positive and has a history of losses on a stand-alone basis, LM Funding America, Inc, the company that acquired the Mississippi Operations on September 16, 2025 (“Acquirer”), has committed to providing financial support for the Company’s operations on a going forward basis, thereby alleviating any doubt about the Company’s ability to continue as a going concern one year from the date the financial statements are available to be issued.

Due to Related Parties

As part of Parent, the Company was dependent upon Parent for all of its working capital and financing requirements as Parent uses a centralized approach for cash management and financing of its operations. Bitcoin earned through the Company’s operations are received in accounts that are legally held and controlled by Parent. Accordingly, none of Parent’s cash, cash equivalents, Bitcoin holdings or debt or interest incurred on debt at the corporate level were assigned to the Company in the financial statements. Financial transactions occurring at Parent relating to the Company have been accounted for through the “Due to related parties” account, which reflects the Company’s obligation for cash settlement with Parent. All significant transactions between the Company and Parent have been included in the accompanying financial statements.

The historical costs and expenses reflected in our financial statements include an allocation for certain corporate and shared service functions historically provided by Parent, including, but not limited to, executive oversight, accounting, treasury, tax, legal, human resources, information technology, and other shared services. Certain employees who provide service indirectly to the Company participated in Parent’s share-based payment plan. Share-based compensation costs associated with such employees are treated as allocated corporate costs. Costs have been allocated to the Company on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis of consolidated revenues, which is considered to be a reasonable reflection of the historical utilization levels of these services. Management believes the assumptions underlying our financial statements, including the assumptions regarding the allocation of general corporate expenses from Parent, are reasonable. Nevertheless, our financial statements may not include all of the actual expenses that would have been incurred had we operated as a standalone company during the periods presented and may not reflect our results of operations, financial position and cash flows had we operated as a standalone company during the periods presented. Actual costs that would have been incurred if we had operated as a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure.

Segment Reporting

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company historically operated as part of a combined operating and reportable segment which included other components of Parent. The carve-out financial statements assume that the Mississippi Operations constitute one operating and reportable segment. The Company's CODM is collectively the Chief Executive Officer and President of Parent, who reviews key financial information on a combined basis for the purposes of making operating decisions, allocating resources, and evaluating financial performance.

Fixed Assets

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the Company’s depreciable assets. Land is not depreciated. Repairs and maintenance costs are expensed as incurred.

Impairment of Long-Lived Assets

Management reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to undiscounted future cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment amount is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. There was no impairment of long-lived assets for the year ended December 31, 2024.

Revenue Recognition - Bitcoin Mining

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: The Company enters into a contract with Bitcoin mining pool operator (i.e., the Customer) to provide hash calculations to the mining pool. The contract is terminable at any time by either party and thus the contract term is shorter than a 24-hour period and the contract is continuously renewed.

Applying the criteria per ASC 606-10-25-1, the contract arises at the point that the Company provides hash calculations to the Customer, which is considered at contract inception, because customer consumption is in tandem with daily earnings of delivery of the computing power.

Step 2: In order to identify the performance obligations in a contract with a customer, the Company must assess the promised goods or services in the contract and identify each promised good or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” good or service (or bundle of goods or services) if both of the following criteria are met:

•
The customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer (i.e., the good or service is capable of being distinct); and
•
The entity’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the good or service is distinct within the context of the contract).

Based on these criteria, the Company has a single performance obligation in providing hash calculations to the Customer. The continuous renewal options do not represent material rights because they do not provide the Customer with the right to purchase additional goods or services at a discount. Specifically, the contract is renewed at the same terms, conditions, and rate as the current contract which is consistent with market rates, and there are no upfront or incremental fees in the initial contract. The Company has full control of the mining equipment utilized in the mining pool and if the Company determines it will increase or decrease the processing power of its machines and/or fleet (i.e., for repairs or when power costs are excessive) the computing power provided to the customer will be reduced.

Step 3: The Company participates in Full Pay Per Share (“FPPS”) mining pools, whereby in exchange for providing hash calculations to the pool the Company is entitled to compensation, calculated on a daily basis, at an amount that approximates the total Bitcoin that could have been mined using the Company’s hash calculations, calculated on a look-back basis across previous blocks using the pools hash rate index.

The transaction consideration the Company earns is non-cash consideration in the form of Bitcoin, which the Company measures at fair value at 0:00:00 UTC on the start date of the contract using the Company's principal market for Bitcoin, Coinbase. Although the contract renews continuously throughout the day, and thus the value of the consideration should be assessed continuously throughout the day, the Company has concluded that using the 0:00:00 UTC Bitcoin price each day does not result in a materially different outcome. According to the Customer contract, daily settlements are made to the Company by the Customer based on the hash calculations provided from midnight-to-midnight UTC time and the payout is made at approximately 01:00 UTC the following day. The pool sends the Company’s cryptocurrency balance in the account to a digital wallet designated by the Company between 9:00 A.M. and 5:00 P.M. UTC time each day. The digital wallet is legally owned and controlled by Parent.

The transaction consideration the Company earns is variable since it is dependent on the daily computing power provided by the Company under the FPPS model. There are no other forms of variable considerations, such as discounts, rebates, refunds, credits, price concessions, incentives, performance bonuses, penalties, or other similar items. The sum of the block reward and transaction fees earned by the Company is reduced by mining pool fees charged by the Customer for operating the mining pool based on a rate schedule per the mining pool contract. The mining pool fee is only incurred to the extent we perform hash calculations and generate revenue in accordance with the Customer’s payout formula during the continuously renewed contract periods beginning mid-night UTC and ending 23:59:59 UTC daily. This amount represents consideration paid to the Customer and is thus reported as a reduction in revenue.

Step 4: The transaction price is allocated to the single performance obligation upon verification for the provision of hash calculations to the Customer. The service of performing hash computations for the mining pool operators is an output of the Company’s ordinary activities and is the only performance obligation in the Company’s contracts with mining pool operators; therefore, all consideration from the Customer is allocated to this single performance obligation.

Step 5: The Company’s performance is complete in transferring the hash calculations over-time to the customer and the customer obtains control of the contributed hashrate. The performance obligation of hash calculations is fulfilled over time, as opposed to a point in time, because the Company provides the hash calculations throughout the contract period and the customer simultaneously obtains control of it and uses the asset to produce Bitcoin. There are no deferred revenues or other liability obligations recorded by the Company since there are no payments in advance of the performance. Bitcoin earned by the Company through its mining activities are included within operating activities on the accompanying statement of cash flows.

Cost of Revenues – Bitcoin Mining

The Company includes energy costs, repairs and maintenance, and operation expenses in cost of revenues. Depreciation of mining machines is included within "Depreciation" in the Statement of Operations.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC Topic 740, Income Taxes. Historically the Company had been included in a consolidated income tax return group with Parent. In order to determine the income tax expense and deferred tax assets and liabilities attributable to the Company, the Company performed a computation using a separate return basis (i.e., as if the Company had not been included in a consolidated income tax return group with Parent). The carve-out financial statements reflect income tax expense and deferred tax assets and liabilities attributable to the Company.

Deferred income tax assets and liabilities are determined based on the differences between financial statement carrying amounts and the tax basis of existing assets and liabilities. These differences are measured at the enacted tax rates that will be in effect when these differences reverse. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

A valuation allowance is required to be recognized if it is "more likely than not" that the deferred tax asset will not be realized. The determination of the realizability of the deferred tax assets is highly subjective and dependent upon judgment concerning management’s evaluation of both positive and negative evidence, the forecasts of future income, applicable tax planning strategies, and assessments of the current and future economic and business conditions.

The Company recognizes and measures tax positions taken or expected to be taken in its tax return based on their technical merit and assesses the likelihood that the positions will be sustained upon examination based on the facts, circumstances and information available at the end of each period. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as part of the provision for income taxes.

Contingencies

The Company accrues for contingent obligations, including estimated legal costs, when the obligation is probable and the amount is reasonably estimable. As facts concerning contingencies become known, the Company reassesses its position and makes appropriate adjustments to the financial statements. Estimates that are particularly sensitive to future changes include those related to tax, legal and other regulatory matters.

Recently issued accounting pronouncements

The Company considers the applicability and impact of all Accounting Standards Updates ("ASUs") issued the Financial Accounting Standards Board (“FASB”). ASUs issued by FASB, but which are not yet effective, were assessed and determined to be either not applicable to the Company or to have an insignificant impact on the financial statements.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”), which requires public business entities to provide additional disclosures in the notes to financial statements, disaggregating specific expense categories within relevant income statement captions. The prescribed categories include purchases of inventory, employee compensation, depreciation, intangible asset amortization, and depreciation, depletion, and amortization related to oil-and-gas producing activities. ASU 2024-03 is effective for annual reporting periods beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact of this ASU on its financial statement disclosures.

On December 14, 2023, the FASB issued ASU 2023-09, Improvements to Income Tax Disclosures, which requires more detailed income tax disclosures. The standard is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The Company is currently evaluating the impact of adoption of the standard.

Recently adopted accounting pronouncements

In December 2023, the FASB issued Accounting Standards Update No. 2023-08, Intangible - Goodwill and Other -Crypto Assets (Subtopic 350-60) (“ASC 350-60”). ASC 350-60 requires entities with certain crypto assets to subsequently measure such assets at fair value, with changes in fair value recorded in net income in each reporting period. In addition, entities are required to provide additional disclosures about the holdings of certain crypto assets. Crypto assets that meet all the following criteria are within the scope of the ASC 350-60: (1) meet the definition of intangible assets as defined in the Codification (2) do not provide the asset holder with enforceable rights to or claims on underlying goods, services, or other assets (3) are created or reside on a distributed ledger based on blockchain or similar technology (4) are secured through cryptography (5) are fungible, and (6) are not created or issued by the reporting entity or its related parties. Bitcoin, which is the sole crypto asset mined by the Company, meets each of these criteria. For all entities, the ASC 350-60 amendments are effective for fiscal years beginning after December 15, 2024, including interim periods within those years. Early adoption is permitted for both interim and annual financial statements that have not yet been issued (or made available for issuance). If an entity adopts the amendments in an interim period, it must adopt them as of the beginning of the fiscal year that includes that interim period. The Company has elected to early adopt the new guidance effective January 1, 2024. There was no impact to the Company as a result of adoption.

Since the Company does not hold any Bitcoin, the revaluation of such Bitcoin held by the Parent are not recognized at the Company level.

There were no other new accounting pronouncements adopted during the year ended December 31, 2024 that were determined to have a material effect on the Company's financial position, results of operations or cash flows.

Note 2. Fixed Assets, net

The components of fixed assets as of December 31, 2024 are as follows:

	Useful Life (Years)	December 31, 2024
Mining machines	3	$2,229,342
Mining facility infrastructure	10	2,417,896
Equipment	n/a	79,468
Land	n/a	1,456,347
Gross fixed assets		6,183,053
Less: accumulated depreciation		(858,448)
Fixed assets, net		$5,324,605

Equipment includes assets held as inventory that have not yet been placed into service. The Company’s depreciation expense recognized for the year ended December 31, 2024 was approximately $858 thousand.

Note 3. Digital Mining Revenues

The Company earns Bitcoin as a result of our mining operations. Bitcoin earned is deposited into accounts that are legally owned and controlled by Parent. During the year ended December 31, 2024, the mining operations of the Company resulted in 17.33 of Bitcoin being earned and deposited in Parent’s accounts. The $1.2 million fair value of Bitcoin earned as a result of mining activity for the year ended December 31, 2024 was recorded as “Digital mining revenue” in the Company’s Statement of Operations.

For the Company's self-mining operations, the Company considers its mining pool operator to be its customer. Revenue from one of the Company’s pool operator customer accounted for approximately 100% of total revenue for the year ended December 31, 2024.

Note 4. Due to Related Parties

During the year ended December 31, 2024, the Company acquired $6.2 million of fixed assets that were paid for by subsidiaries of the Parent.

The Company was allocated $292 thousand of costs for the year ended December 31, 2024 related to certain corporate and shared service functions provided by Parent including payroll, stock-based compensation, legal, accounting, audit, tax, treasury, IT and infrastructure, human resources, insurance and other general shared costs.

The total amount due to related parties as of December 31, 2024 was $6.5 million.

Note 5. Income Taxes

The Company performs an evaluation of the realizability of its deferred tax assets on a quarterly basis. The Company considers all positive and negative evidence available in determining the potential of realizing deferred tax assets, including the scheduled reversal of temporary differences, recent and projected future taxable income and prudent and feasible tax planning strategies. The estimates and assumptions used by the Company in computing the income taxes reflected in the accompanying financial statements could differ from the actual results reflected in the income tax returns filed during the subsequent year. Adjustments are recorded based on filed returns when finalized or the related adjustments are identified.

Under ASC 740-10-30-5, Income Taxes, deferred tax assets should be reduced by a valuation allowance if, based on the weight of available evidence, it is more-likely-than-not (i.e., a likelihood of more than 50%) that some portion or all of the deferred tax assets will not be realized. The Company considers all positive and negative evidence available in determining the potential realization of deferred tax assets including, primarily, the recent history of taxable earnings or losses. Based on operating losses reported by the Company during 2024 and anticipation of losses going forward, the Company concluded there was not sufficient positive evidence to overcome this recent operating history. As a result, the Company believed that a valuation allowance was necessary based on the more-likely-than-not threshold noted above. The Company has recorded a valuation allowance of approximately $0.3 million as of December 31, 2024.

Significant components of the tax expense (benefit) recognized in the accompanying Statement of Operations for the year ended December 31, 2024 are as follows:

Year Ended December 31,
2024
Current tax benefit
Federal	$-
State	-
Total current tax expense	-
Deferred tax expense - Federal	(234,762)
Deferred tax expense - State	(44,158)
Valuation allowance	278,920
Income tax expense	$-

The reconciliation of the income tax computed at the combined federal and state statutory rate of 0.0% for the year ended December 31, 2024 to the income tax benefit is as follows:

	Year Ended December 31, 2024
Income tax provision at the US federal statutory rate	$(234,762)	21.0%
State income taxes, net of federal benefit	(44,158)	4.0%
Change in valuation allowance	278,920	-24.9%
Tax expense/effective rate	$-	0.0%

The significant components of the Company’s deferred tax liabilities and assets as of December 31, 2024 are as follows:

As of December 31,
2024
Deferred tax liabilities:
Depreciation	$61,629

Total deferred tax liabilities	61,629
Deferred tax assets:
Loss carryforwards - Federal	278,490
Loss carryforwards - State	52,383
Stock option expense	9,676
Total deferred tax asset	340,549

Valuation allowance	(278,920)
Net deferred tax asset	$-

Federal net operating loss carryforwards generated after January 1, 2018 will not expire. The Company's federal and state tax returns for the 2024 tax year generally remain subject to examination by U.S. and various state authorities.

Note 6. Subsequent Events

The Company evaluated events occurring after December 31, 2024, and through the date the financial statements were issued, November 28, 2025, and identified no events or transactions that require disclosure in these financial statements.